INDEPENDENT AUTITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 2-67785, 2-91016, 33-00158, 33-48194 and 33-48195 of ACCESS
Corporation on Forms S-8 of our report dated June 9, 1998 (June 30, 1998 as to Note 10), appearing in this Annual Report on Form 10-K of ACCESS Corporation for the year ended April 30, 1998.




Deloitte & Touche LLP
Cincinnati, Ohio
July 24, 1998